SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2003

Metawave Communications Corporation
 (Exact name of Registrant as specified in its charter)

Delaware	0-24673	91-1673152
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15231 NE 95th Street
Redmond, WA 98052
 (Address of principal executive offices)(zip code)

(425) 702-5600
 (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

        Metawave Communications Corporation, a Delaware corporation (“Metawave Communications”), has filed its monthly operating report for the month of May 2003 (the “Monthly Report”) with the United States Bankruptcy Court for the Western District of Washington in Case No. 03-11272, portions of which are attached hereto as Exhibit 99.1. The Monthly Report was filed pursuant to Rule 2015 under the United States Bankruptcy Code, in connection with Metawave Communication’s voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

         The Company cautions readers not to place undue reliance upon the information contained in the Monthly Report. The Monthly Report contains information that has not been audited or reviewed by independent accountants, is limited in scope, covers a limited time period and is in a format prescribed by the applicable bankruptcy laws, which does not represent financial information in accordance with generally accepted accounting principles. There can be no assurance that the Monthly Report is complete. Opening amounts on the UST-12, Comparative Balance Sheet were established as estimated recoverable values and estimated claims payable at the time of the Company's bankruptcy filing (January 31, 2003). The Monthly Report also contains information for periods different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update or revise the Monthly Report.

Item 7.                Financial Statements and Exhibits

(c) Exhibits. 99.1 Monthly Bankruptcy Report for the month of May 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAWAVE COMMUNICATIONS CORPORATION (Registrant)

Date: June 18, 2003	By: /s/ Randy Scheer Randy Scheer Vice President of Finance

INDEX TO EXHIBITS
Exhibit Number	Description
99.1	Monthly Bankruptcy Report for the month of May 2003.

Exhibit 99.1

Exhibit 99.1

Metawave Communications Corporation
UST-12, Comparative Balance Sheet
Case Number 03-11272
unaudited

	April 30, 2003	May 31, 2003
ASSETS
Current Assets
Cash	2,920,406	2,911,035
Accounts Receivable (net)	23,722	22,000

Other Current Assets
Inventory	239,174	50,000
Insurance Recovery Receivable	557,027	557,027
Other Receivables	232,884	188,425
Prepaid Insurance	77,664	20,551
Prepaid Legal Expenses	55,000	55,000
Total Other Current Assets	1,161,749	871,002
Total Current Assets	4,105,877	3,804,037
Fixed Assets
Equipment	176,425	108,336
Patents	1,040,000	1,040,000
Total Fixed Assets	1,216,425	1,148,336
Other Assets
Rent Deposits	16,732	16,732
TOTAL ASSETS	5,339,033	4,969,104

LIABILITIES AND EQUITY
Liabilities
Post-Petition Liabilities
Accounts Payable
Post - Accounts Payable	21,761	12,326
Post - Accrued Legal Expense	311,376	393,298
Post - Deferred Revenue	569,395	-
Post - Employee Benefits	11,697	439
Post - Payroll & Bonus Payable	134,601	32,379
Post - Taxes Payable	9,708	5,663
Total Post-Petition Liabilities	1,058,538	444,105

Pre-Petiton Liabilities
Unsecured Debt	1,471,494	1,471,494
Priority Debt
Employee Benefits	2,667	2,667
Taxes	586,471	586,471
Wages	61,060	61,060
Priority Debt	650,198	650,198
Secured Debt	472,027	472,027
Total Pre-Petition Liabilities	2,593,719	2,593,719
Total Liabilities	3,652,257	3,037,824

Equity
Preferred	20,000,074	20,000,074
Capital Stock	340,460,278	340,460,278
Opening Bal Equity	(358,773,576)	(358,529,072)
Total Equity	1,686,776	1,931,280
TOTAL LIABILITIES AND EQUITY	5,339,033	4,969,104

Metawave Communications Corporation
UST-13, Comparative Income Statement
Case Number 03-11272
unaudited

	April 2003	May 2003
Sales	1,654,395	571,887
Cost of Goods Sold	447,923	209,035
Gross Profit	1,206,473	362,852
Other Operating Expenses
Officers' Salaries	126,760	65,562
Other Salaries	75,269	26,117
Employee Benefits/Payroll Taxes	22,314	13,200
Insurance	108,348	57,113
Rent	17,623	8,876
General and Administrative	114,119	90,160
Total Other Operating Expenses	464,433	261,028
Net Operating Loss	742,039	101,824
Other Income	10,821	3,074
Gain on Change in Accounting Estimate - Accrued Warranty Payable	-	-
Gain on Sale of Assets	43,549	139,606
Loss on Change in Accounting Estimate - Insurance Recovery Receivable	(106,281)	-
Gain/Loss from Termination of Lease Agreements	-	-
Net Income	690,128	244,504